UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38120	83-4696467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai, China	200031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: +86 21 54180212

Bison Capital Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 8.01 Other Events.

On March 26, 2020, Xynomic Pharmaceuticals, Inc. (the “Company”), a wholly owned subsidiary of Xynomic Pharmaceuticals Holdings, Inc., received a deposit in the amount of RMB24,000,000 under a non-binding letter of intent (the “LOI”) that the Company entered into with a pharmaceuticals company in China on January 17, 2020. Pursuant to the LOI, the parties will collaborate on the marketing and sales, in China, of certain drugs within the Company’s pipeline. In addition, the other party will make equity investment in the Company upon the parties entering into definitive marketing and sales agreements. The deposit is restricted for the purpose of the LOI. If the parties reach agreements, the deposit will be used towards the investment from the other party. If the parties fail to reach definitive agreements before the expiration of the LOI which is 180 days from the date of the LOI, the deposit will be refunded within 7 business days upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYNOMIC PHARMACEUTICALS HOLDINGS, INC

Date: March 30, 2020	By:	/s/ Yinglin Mark Xu
Yinglin Mark Xu
Chairman of the Board, Chief Executive Officer, and President